Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of October 19, 2026, is by and among EigenQ, Inc., a Delaware corporation with offices located at 701 Brazos Street, Suite 1600 Austin, TX 78701 (the “Company” or “EigenQ”), Silicon Valley Acquisition Corp., a Cayman Islands exempted company (“SVAQ”, and after the Business Combination Closing (as defined below), “PubCo” or “Successor Public Company” and after the Business Combination Closing (as defined below), all references to “Company” herein shall also be deemed to include PubCo mutatis mutandis), and [●], a Delaware limited liability company (the “Buyer” or the “SPV”). The parties agree that if the Business Combination Closing does not occur for any reason, SVAQ will have no obligations or liabilities under this Agreement of any kind whatsoever from and after the termination of the Business Combination.

RECITALS

A. On June 17, 2026, the Company entered into that certain Business Combination Agreement (as in effect as of the date hereof, the “Business Combination Agreement”), with PubCo and SVAQ Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of PubCo (“Merger Sub”, and together with PubCo and the Company, each a “BC Party”, and together with their subsidiaries, the “BC Parties”), pursuant to which, among other things, (i) PubCo will transfer by way of continuation from the Cayman Islands to the State of Delaware and domesticate as a Delaware corporation (the “Domestication”), and (ii) following the Domestication, Merger Sub shall merge with and into the Company and, at the closing thereof (the “Business Combination Closing”, and such date, the “Business Combination Closing Date”), the Company, as the surviving entity, shall be a wholly-owned subsidiary of PubCo (the “Business Combination”). In connection with the Business Combination, PubCo will file a registration statement on Form S-4 (as amended or supplemented from time to time, the “Business Combination Registration Statement”).

B. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

C. On July 16, 2026, the Company and the Buyer entered into that certain Investment Framework Agreement (the “Framework Agreement”), pursuant to which investors that qualify as “accredited investors” subscribed for interests in the Buyer and the Buyer caused cash subscription proceeds to be released to the Company for the purpose of acquiring, for the benefit of such investors, Company securities on the terms described therein.

D. The Company has authorized the issuance of subordinated unsecured notes, in the aggregate original principal amount of up to $5,000,000, substantially in the form attached hereto as Exhibit A (the “Notes”), of which (i) Initial Notes in the original principal amount of $2,413,333.33 shall be issued at the Initial Closing (the “Initial Closing”, and such notes, the “Initial Notes”) in respect of $2,172,000 previously funded by the Buyer pursuant to the Framework Agreement (the “Funded Amount”) and (ii) additional Notes in aggregate original principal amount of up to $2,586,666.67 (the “Remaining Amount”) shall be issued at the Additional Closing (the “Additional Notes”). The Company will also issue the Initial Warrants (as defined below) at the Initial Closing.

E. The Buyer wishes to purchase, and the Company wishes to sell, at the Initial Closing (as defined below), upon the terms and conditions stated in this Agreement, the Initial Notes in the aggregate original principal amount of $2,413,333.33.

F. Subject to the terms and conditions set forth in this Agreement, at a time and pace mutually acceptable to the Company and the Buyer, the Company and the Buyer shall consummate the Additional Closing (the “Additional Closing” and together with the Initial Closing, the “Closings”) to occur as set forth in Section 1(b)(ii), at which the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company, (i) Additional Notes with an original principal amount up to the Remaining Amount (reflecting an original issue discount of 10%) and (ii) Warrants to initially acquire up to such aggregate number of shares of Common Stock resulting from the quotient of (x) the original principal amount of the Additional Notes divided by (y) $12.00, rounded down to the nearest whole share, substantially in the form attached hereto as Exhibit B (collectively with the Initial Warrants, the “Warrants”) (the shares of Common Stock issuable upon exercise of the Warrants, the “Warrant Shares”).

G. The Notes, the Warrants, the Warrant Shares and, following the Business Combination Closing Date, the Conversion Shares (as defined below) are collectively referred to herein as the “Securities.”

H. The Notes will be unsecured obligations of the Company and will be expressly subordinated in right of payment, enforcement and otherwise to the senior secured notes issued by the Company pursuant to the Anchor Purchase Agreement (as defined below) and the obligations arising thereunder, in each case pursuant to the Subordination Agreement (as defined below). No security interest in, or lien on, any assets of the Company, PubCo or any of their respective Subsidiaries will secure the Note.

I. Immediately following the Additional Closing and upon the consummation of the Business Combination, (i) each Note will be exchanged for a subordinated unsecured convertible note of PubCo in the form of Exhibit A attached to such Note (each, a “PubCo Note”, and from and after the Business Combination Closing, all references to any “Note” or the “Notes” in this Agreement shall be deemed to refer to the PubCo Note or PubCo Notes, as applicable), which shall be convertible into the shares of common stock of PubCo (the “Conversion Shares”), (ii) each Warrant will be exchanged for a warrant of PubCo in the form of Exhibit A attached to such Warrant, on a one-for-one basis (each, a “PubCo Warrant”, and from and after the Business Combination Closing, all references to any “Warrant” or the “Warrants” in this Agreement shall be deemed to refer to the applicable PubCo Warrant or PubCo Warrants, as applicable), and (iii) PubCo and the Buyer will execute and deliver a Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

J. The Company and PubCo shall use their reasonable best efforts to include the issuance of the shares of Common Stock underlying the Notes and Warrants, in the Business Combination Registration Statement such that 200% of the shares underlying the Notes and Warrants issued by PubCo pursuant to this Agreement are registered and freely tradable without restriction following the Business Combination Closing; provided that, (i) in calculating the number of shares underlying the Notes and the Warrants, the Company shall use a $5.00 price for the Exercise Price and Conversion Price, respectively and (ii) for purposes of calculating the number of shares underlying the Notes, the Company shall utilize the principal amount of the Notes.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	PURCHASE AND SALE OF NOTES AND WARRANTS.

(a) Purchase of Notes and Warrants.

(i) Purchase of Initial Notes and Initial Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(a) and 7(a) below, the Company shall issue and sell to the Buyer, and the Buyer agrees to purchase from the Company on the Initial Closing Date (as defined below) (A) an Initial Note in the original principal amount of $2,413,333.33 and (B) Warrants to initially acquire up to 201,111 Warrant Shares (the “Initial Warrants”).

(ii) Purchase of Additional Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below, the Company shall issue and sell to the Buyer, and the Buyer shall purchase from the Company on the Additional Closing Date (as defined below), (A) Additional Notes in an original principal amount up to $2,586,666.67 and (B) Warrants to initially acquire up to 215,555 Warrant Shares.

(b) Closings. The Initial Closing and the Additional Closing of the purchase of Notes and Warrants by the Buyer shall occur remotely via the exchange of documents and signatures, as set forth in this Agreement, or at such time as is mutually agreed upon in writing by the Company and the Buyer.

(i) Initial Closing. The date and time of the Initial Closing (the “Initial Closing Date”) shall be 10:00 a.m., New York time, on the first (1st) Business Day on which the conditions to the Initial Closing set forth in Sections 6(a) and 7(a) below are satisfied or waived (or such other date as is mutually agreed to in writing by the Company and the Buyer). As used herein “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

(ii) Additional Closing.

(1) Additional Closing Date. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6(b) and 7(b) below (the “Additional Closing Conditions”), the Additional Closing shall occur at a time and date to be agreed upon by the Buyer and the Company (the “Additional Closing Date,” and the Initial Closing Date and the Additional Closing Date, each, a “Closing Date”).

(2) Additional Closing Mechanics. The Company shall provide the Buyer with written notice of the anticipated Additional Closing Date not less than two (2) Business Days prior to such date (the “Additional Closing Notice”). Upon delivery of the Additional Closing Notice, the Company and the Buyer shall take all actions necessary to consummate the Additional Closing in accordance with the terms of this Agreement, including the delivery of all applicable closing deliverables set forth in Sections 6(b) and 7(b) hereof.

(3) Purchase Price. The aggregate purchase price for the Initial Notes and the Initial Warrants to be purchased by the Buyer is $2,172,000 (the “Initial Purchase Price”). The Buyer has previously delivered the Initial Purchase Price to the Company pursuant to the Framework Agreement, representing $900 for each $1,000 of principal amount of the Initial Note (reflecting an original issue discount of 10%), and no additional cash payment shall be required from the Buyer at the Initial Closing. The aggregate purchase price for the Additional Notes and the Warrants to be purchased by the Buyer at the Additional Closing (the “Additional Purchase Price,” and together with the Initial Purchase Price, the “Purchase Price”) shall be $900 for each $1,000 of aggregate principal amount of the Additional Notes to be issued at the Additional Closing (reflecting an original issue discount of 10%). The Additional Purchase Price shall not exceed $2,328,000. The aggregate Purchase Price shall not exceed $4,500,000. The Buyer and the Company agree that the Notes and the Warrants constitute an “investment unit” for purposes of Section 1273(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”). The Buyer and the Company mutually agree that the allocation of the issue price of such investment unit between the Notes and the Warrants in accordance with Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h) shall be an allocation that the parties shall agree prior to the time of filing of any tax returns with respect thereto, and neither the Buyer nor the Company shall take any position inconsistent with such allocation in any tax return or in any judicial or administrative proceeding in respect of taxes.

(c) Form of Payment.

(i) Initial Closing. At the Initial Closing, the Company shall deliver to the Buyer the Initial Notes and Initial Warrants, in each case duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

(ii) Additional Closing. At the Additional Closing, (i) the Buyer shall pay the Additional Purchase Price to the Company for the Additional Notes and Warrants to be issued and sold to the Buyer at such Additional Closing, by wire transfer of immediately available funds in accordance with the applicable Additional Flow of Funds Letter (as defined below), and (ii) the Company shall deliver to the Buyer (A) the Additional Notes in the aggregate original principal amount resulting from the quotient of (x) the Additional Purchase Price divided by (y) 0.9 and (B) Warrants to initially acquire up to such aggregate number of Warrant Shares resulting from the quotient of (x) the aggregate original principal amount of such Additional Notes divided by (y) $12.00, rounded down to the nearest whole share, in each case duly executed on behalf of the Company and registered in the name of the Buyer or its designee.

(d) Business Combination Registration Statement. The Company and PubCo shall use their reasonable best efforts to include the issuance of the shares of PubCo Common Stock underlying the Notes and Warrants, in the Business Combination Registration Statement such that 200% of the shares of PubCo Common Stock underlying the Notes and Warrants issued by PubCo pursuant to this Agreement are registered and freely tradable without restriction following the Business Combination Closing; provided that, (i) in calculating the number of shares underlying the Notes and the Warrants, the Company shall use a $5.00 price for the Exercise Price and Conversion Price, respectively and (ii) for purposes of calculating the number of shares underlying the Notes, the Company shall utilize the principal amount of the Notes.

2.	BUYER’S REPRESENTATIONS AND WARRANTIES.

The Buyer represents and warrants to the Company, with respect to only itself, that as of the date hereof and as of each Closing Date:

(a) Organization; Authority. The Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) No Public Sale or Distribution. At each Closing, the Buyer (i) is acquiring its Notes and the Warrants and (ii) upon exercise of its Warrants will acquire the Warrant Shares issuable upon exercise thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws; provided, however, by making the representations herein, the Buyer does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with applicable securities laws. The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any Governmental Entity or any department or agency thereof.

(c) Accredited Investor Status. At the time the Buyer was offered the Securities, it was, and as of the date hereof, the Buyer is (i) an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the 1933 Act) as indicated in the questionnaire attached as Exhibit E hereto, and (ii) is acquiring its entire beneficial ownership interest in the Securities for its own account and for the benefit of its members, and not for the account of others (or if it is subscribing for the Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer, and the Buyer has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgments, representations, warranties and agreements made in any purchase agreement on behalf of each owner of each such account) for investment purposes only and not with a view to any distribution of the Securities in any manner that would violate the securities laws of the United States or any other jurisdiction (it being understood that the foregoing representation shall not be construed to limit the Buyer’s ability to resell any Securities in accordance with applicable securities laws). The Buyer acknowledges that it is an entity formed for the specific purpose of acquiring the Securities and, accordingly, that its status as an accredited investor is determined under Rule 501(a)(8) by reference to its equity owners. Such Purchaser represents that each of its members and other equity owners is an accredited investor within the meaning of Rule 501(a), and that it has taken reasonable steps to verify the same in accordance with its subscription documents and the requirements of the placement platform. Each member of the Buyer is an “accredited investor” (within the meaning of Rule 501(a) of Regulation D under the 1933 Act).

(d) Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it at the Initial Closing and the Additional Closing in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

(e) Transfer or Resale. The Buyer understands that the Securities have not been registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder (including pursuant to the Business Combination Registration Statement or the Registration Rights Agreement) or (B) pursuant to an exemption from the registration requirements of the 1933 Act. Notwithstanding the foregoing, the Securities may be pledged in connection with a bona fide margin account or other loan or financing arrangement with the Buyer’s broker-dealer secured by the Securities and such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, this Section 2(e).

(f) Validity; Enforcement. This Agreement and the Transaction Documents to which the Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer and shall constitute the legal, valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(g) No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the Transaction Documents to which the Buyer is a party and the consummation by the Buyer of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Buyer, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Buyer to perform its obligations hereunder.

(h) Foreign Person. If the Buyer is not a United States person (as defined by Section 7701(a)(30) of the Code), the Buyer hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. The Buyer’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Buyer’s jurisdiction.

(i) OFAC. Neither the Buyer nor any of its affiliates, officers, directors, managers, managing members, general partners or any other Person acting in a similar capacity or carrying out a similar function is (i) a Person (including individual or entity) that is the target or the subject of economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by relevant governmental authorities with competent jurisdiction, including, but not limited to those administered by the U.S. government through the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state, or the United Kingdom (including His Majesty’s Treasury of the United Kingdom) (collectively, “Sanctions”), (ii) a person or entity listed on the List of Specially Designated Nationals and Blocked Persons administered by OFAC, or in any Executive Order issued by the President of the United States and administered by OFAC, or any other Sanctions-related list of sanctioned persons maintained by OFAC, the Department of Commerce or the U.S. Department of State, the United Nations Security Council, the European Union, any EU member state, or the United Kingdom (collectively, “Sanctions Lists”), (iii) organized, incorporated, established, located, or resident in, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic regions of Ukraine, as well as the non-controlled regions of the oblasts of Zaporizhzhia and Kherson or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union or any individual European Union member state, or the United Kingdom; (iv) directly or indirectly owned or controlled (as ownership and control are defined and interpreted under applicable Sanctions), or acting on behalf or at the direction of, any such person or persons described in any of the foregoing clauses (i) through (iv), except in each case as permitted under Sanctions laws; or (v) a non-U.S. institution that accepts currency for deposit and that has no physical presence in the jurisdiction in which it is incorporated or in which it is operating, as the case may be, and is unaffiliated with a regulated financial group that is subject to consolidated supervision (a “non-U.S. shell bank”) or providing banking services indirectly to a non-U.S. shell bank (collectively, (i) through (v), a “Prohibited Investor”). The Buyer agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law; provided that the Buyer is permitted to do so under applicable law. The Buyer represents that (i) if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Buyer maintains policies and procedures to ensure compliance with its obligations under the BSA/PATRIOT Act, and (ii) to the extent required, it maintains policies and procedures reasonably designed to ensure compliance with the anti-corruption and anti-money laundering-related laws administered and enforced by other governmental authorities with competent jurisdiction. The Buyer also represents that it maintains policies and procedures reasonably designed to ensure compliance with Sanctions. The Buyer further represents and warrants that (i) none of the funds held by the Buyer and used to purchase the Securities are or will be derived from transactions directly or indirectly with or for the benefit of any Prohibited Investor, (ii) such funds are from legitimate sources and do not constitute the proceeds of criminal conduct or criminal property, (iii) such funds do not originate from and have not been routed through an account maintained at a non-U.S. shell bank; and (iv) it maintains policies and procedures reasonably designed to ensure the funds held by the Buyer and used to purchase the Securities were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor or from or through a non-U.S. shell bank.

(j) General Solicitation. The Buyer became aware of this offering of the Securities solely by means of direct contact between the Buyer and the Company or its affiliates, by means of direct contact between the Buyer or its affiliates or by means of contact from the Placement Agent (as defined below), and Securities were offered to such Buyer solely by direct contact between the Buyer and the Company or its affiliates. The Buyer did not become aware of this offering of the Securities, nor were the Securities offered to the Buyer, by any other means. Neither the Buyer nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including through a broker or finder, (a) engaged in any general solicitation or (b) published any advertisement in connection with the offer and sale of the Securities.

(k) Sufficient Funds. The Buyer will have sufficient funds to pay the Additional Purchase Price pursuant to this Agreement and any expenses incurred by the Buyer in connection with the transactions contemplated by or in connection with the Transaction Documents; and has the resources and capabilities (financial or otherwise) to perform its obligations under the Transaction Documents.

(l) Residence. The office or offices of the Buyer in which it has its principal place of business is identified in the address or addresses of the Buyer set forth on the Buyer’s signature page.

(m) ERISA. The Buyer’s acquisition and holding of the Securities will not constitute or result in a non-exempt prohibited transaction under section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), section 4975 of the Code, or any applicable similar law.

(n) Purchase of Securities. The Buyer understands and agrees that it is purchasing the Securities directly from the Company. The Buyer further acknowledges that there have not been, and the Buyer hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to the Buyer by the Company or any of its affiliates or any of its control persons, officers, directors, employees, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in the Transaction Documents. The Buyer agrees that no Person shall be liable to the Buyer pursuant to this Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Securities.

(o) No Other Representations or Warranties. Except for the representations and warranties contained in the Transaction Documents and in Section 3 of this Agreement (as modified by the Disclosure Schedule), neither the Company nor any Person on behalf of the Company, has made, and the Buyer has not relied on, any other representation and warranty, express or implied, relating to the Company, its Subsidiaries, the business of the Company and its Subsidiaries or otherwise in connection with the transactions contemplated by this Agreement or the results of operations or financial condition of the Company, including any representations or warranties as to the future sales, revenue, profitability or success of the business, or any representations or warranties arising from statute or otherwise, from a course of dealing or usage of trade. The Buyer acknowledges that it is not relying on any representation, warranty or other statement of the Company other than as expressly set forth in the Transaction Documents.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyer that, except (i) as set forth in any reports to be filed by SVAQ prior to the date of this Agreement with the SEC (collectively, such reports filed prior to the date hereof, the “SEC Documents”), or (ii) as set forth on the Disclosure Schedule attached as Exhibit D to this Agreement, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and correct as of the date hereof and as of each Closing Date. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections in this Section 3 and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Section 3 only to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to the other sections.

(a) Organization and Qualification. The Company is an entity duly organized and validly existing and in good standing under the laws of Delaware, and has the requisite power and authority to own its properties and to carry on its business as now being conducted and as presently proposed to be conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect (as defined below). As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), or condition (financial or otherwise) of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or in any of the other Transaction Documents or any other agreements or instruments to be entered into in connection herewith or therewith, or (iii) the authority or ability of the Company or any of its Subsidiaries to perform any of their respective obligations under any of the Transaction Documents (as defined below). As of the date hereof, the Company has no Subsidiaries. “Subsidiaries” means any Person in which the Company, directly or indirectly, (I) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (II) controls or operates all or any part of the business, operations or administration of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”

(b) Authorization; Enforcement; Validity. The Company (i) is validly existing and in good standing under the laws of the jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents and to issue the Securities in accordance with the terms hereof and thereof, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such license or qualification. Each Subsidiary is (i) a corporation, limited liability company or other entity duly formed, is validly existing and in good standing under the laws of the jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted, (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, and (iv) has the requisite power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party. The execution and delivery of this Agreement and the other Transaction Documents by the Company and its Subsidiaries, and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes and the reservation for issuance and issuance of the Conversion Shares issuable upon conversion of the Notes as of the applicable Closing and the issuance of the Warrants and the reservation for issuance and issuance of the Warrant Shares issuable upon exercise of the Warrants as of the applicable Closing Date) have been duly authorized by the Company’s board of directors (the “Board of Directors”) and each of its Subsidiaries’ board of directors or other governing body, as applicable, and (other than the inclusion of the Securities in the Business Combination Registration Statement, the filing with the SEC of one or more registration statements in accordance with the requirements of the Registration Rights Agreement, a Form D with the SEC and any filing(s) required by applicable state “Blue Sky” securities laws, rules and regulations (together the “Securities Filings”)) no further filing, consent or authorization is required by the Company, its Subsidiaries, their respective boards of directors or their stockholders or other governing body. This Agreement has been, and as of each applicable Closing, the other Transaction Documents to which the Company is a party will be duly executed and delivered by the Company, and each constitutes (or will constitute, as applicable) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Prior to the applicable Closing, the Transaction Documents to which each Subsidiary is a party will be duly executed and delivered by each such Subsidiary, and shall constitute the legal, valid and binding obligations of each such Subsidiary, enforceable against each such Subsidiary in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law and except as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies. “Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants, the Registration Rights Agreement, that certain subordination agreement, dated as of October 19, 2026, by and among [●], the Company (together with any other obligor that may be joined thereto from time to time) and the other parties thereto (the “Subordination Agreement”), and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(c) Issuance of Securities. The issuance of the Notes and the Warrants at the applicable Closing are duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, mortgages, defects, claims, liens, pledges, charges, taxes, rights of first refusal, encumbrances, security interests and other encumbrances (collectively “Liens”) with respect to the issuance thereof. Upon exercise in accordance with the Warrants, the Warrant Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights or Liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of common stock. Upon conversion in accordance with the Notes, the Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive rights or similar rights or Liens without regard to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and issuance by the Company of the Securities at the Initial Closing and the Additional Closing are exempt from registration under the 1933 Act.

(d) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries and the consummation by the Company and its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Notes, the Warrants, the Conversion Shares and the Warrant Shares and the reservation for issuance of the Conversion Shares and the Warrant Shares) will not (i) result in a violation of the Certificate of Incorporation (including, without limitation, any certificate of designation contained therein), Bylaws, certificate of formation, memorandum of association, articles of association, or other organizational documents of the Company or any of its Subsidiaries, or any capital stock or other securities of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e) Consents. Assuming the accuracy of the representations made by the applicable Buyer in Section 2, neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Securities Filings), any Governmental Entity (as defined below) or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by the Transaction Documents, in each case, in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been or will be obtained or effected on or prior to the applicable Closing Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. “Governmental Entity” means any nation, state, county, city, town, village, district, or other political jurisdiction of any nature, federal, state, local, municipal, foreign, or other government, governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), multi-national organization or body; or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature or instrumentality of any of the foregoing, including any entity or enterprise owned or controlled by a government or a public international organization or any of the foregoing.

(f) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that the Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” (as defined in Rule 144) of the Company or any of its Subsidiaries or (iii) to its knowledge, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934 (as amended, the “1934 Act”). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by the Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to the Buyer that the Company’s and each Subsidiary’s decision to enter into the Transaction Documents to which it is a party has been based solely on the independent evaluation by the Company, each Subsidiary and their respective representatives.

(g) No General Solicitation. The Company has not, nor has any of its Subsidiaries or affiliates, nor has any Person acting on its or their behalf, engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities.

(h) No Integrated Offering. None of the Company, its Subsidiaries or any of their affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, its Subsidiaries, their affiliates nor any Person acting on their behalf have taken any action or steps that would cause the offering of any of the Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of Conversion Shares and Warrant Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Conversion Shares pursuant to the terms of the Notes in accordance with this Agreement and the Notes and the Warrant Shares upon exercise of the Warrants in accordance with this Agreement, the Notes and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Buyer’s ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any of its Subsidiaries.

(k) Material Liabilities. Except as set forth on Schedule 3(k), the Company has no liabilities or obligations, absolute or contingent (individually or in the aggregate), except obligations under contracts that as of the date of this Agreement would not be required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles as applied in the United States, consistently applied for the periods covered thereby (“GAAP”).

(l) Financial Statements. The Company has included in the Business Combination Registration Statement its audited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the fiscal year ended December 31, 2025 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of March 31, 2026 (the “Balance Sheet Date”) and for the 3-month period ended on the Balance Sheet Date (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the Ordinary Course of Business (as defined below) subsequent to the Balance Sheet Date; (ii) obligations under contracts and commitments incurred in the Ordinary Course of Business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Company is not currently contemplating to amend or restate any of the Financial Statements, nor is the Company currently aware of facts or circumstances which would require the Company to amend or restate any of the Financial Statements, in each case, in order for any of the Financial Statements to be in compliance with GAAP. The Company has not been informed by its independent accountants that they recommend that the Company amend or restate any of the Financial Statements or that there is any need for the Company to amend or restate any of the Financial Statements. For purposes of this Agreement, “Ordinary Course of Business” means, in respect of any transaction involving the Company or Subsidiary, the ordinary course of the Company or such Subsidiary’s business in accordance with (a) the usual and customary customs and practices in the kind of business in which the Company or such Subsidiary is engaged, and (b) the past practice and operations of the Company or such Subsidiary, or (c) the proposed and planned practices, activities and operations of the Company or such Subsidiary as described in the Business Combination Registration Statement, and in each case, undertaken by the Company or such Subsidiary in good faith and not for purposes of or having the practical effect of evading any covenant or restriction in any Transaction Document.

(m) Absence of Certain Changes. Since January 1, 2026, there has been no Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. Since January 1, 2026, the Company has not (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the Ordinary Course of Business, or (iii) made any capital expenditures, individually or in the aggregate, outside of the Ordinary Course of Business.

(n) Neither the Company nor any Significant Subsidiary (as defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act) of the Company has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Significant Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and its Significant Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at such Closing, will not be Insolvent (as defined below). For purposes of this Section 3(n), “Insolvent” means, (i) with respect to the Company and its Significant Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Significant Subsidiaries’ assets is less than the amount required to pay the Company’s and its Significant Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Significant Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Significant Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Significant Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Significant Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Significant Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Significant Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Significant Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

(o) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is reasonably expected to exist based on events or circumstances that have occurred on or prior to the date hereof with respect to the Company, any of its Subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise), that could reasonably be expected to have a Material Adverse Effect.

(p) Conduct of Business; Regulatory Permits. Neither the Company nor any of its Subsidiaries is in material violation of any term of or in default under its Certificate of Incorporation, any certificate of designation, preferences or rights of any other outstanding series of preferred stock of the Company or any of its Subsidiaries, or its Bylaws. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. The Company and each of its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit. There is no agreement, commitment, judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a Material Adverse Effect on the Company or any of its Subsidiaries.

(q) Foreign Corrupt Practices. Neither the Company, the Company’s Subsidiary or any director, officer, agent, employee, nor any other Person acting for or on behalf of the foregoing (individually and collectively, a “Company Affiliate”) have violated the U.S. Foreign Corrupt Practices Act (the “FCPA”) or any other applicable anti-bribery or anti-corruption laws, nor has any Company Affiliate offered, paid, promised to pay, or authorized the payment of any money, or offered, given, promised to give, or authorized the giving of anything of value, to any officer, employee or any other Person acting in an official capacity for any Governmental Entity to any political party or official thereof or to any candidate for political office (individually and collectively, a “Government Official”) or to any Person under circumstances where such Company Affiliate knew or was aware of a high probability that all or a portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any Government Official, for the purpose of:

(i) (A) influencing any act or decision of such Government Official in his/her official capacity, (B) inducing such Government Official to do or omit to do any act in violation of his/her lawful duty, (C) securing any improper advantage, or (D) inducing such Government Official to influence or affect any act or decision of any Governmental Entity, or

(ii) assisting the Company or its Subsidiaries in obtaining or retaining business for or with, or directing business to, the Company or its Subsidiaries.

(r) Transactions With Affiliates. Other than as set forth on Schedule 3(r), no current or former director, officer or, to the knowledge of the Company, 10% stockholder of the Company or its Subsidiaries, or, to the knowledge of the Company, any affiliate of any thereof, is presently, or has ever been, (i) a party to any transaction with the Company or its Subsidiaries (including any contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such director, officer or stockholder or such associate or affiliate or relative Subsidiaries (other than for ordinary course services as employees, officers or directors of the Company or any of its Subsidiaries)) or (ii) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a competitor, supplier or customer of the Company or its Subsidiaries (except for a passive investment (direct or indirect) in less than 5% of the common stock of a company whose securities are traded on or quoted through an Eligible Market (as defined in the Notes)), nor does any such Person receive income from any source other than the Company or its Subsidiaries which relates to the business of the Company or its Subsidiaries or should properly accrue to the Company or its Subsidiaries. No employee, officer, stockholder or director of the Company or any of its Subsidiaries or member of his or her immediate family is indebted to the Company or its Subsidiaries, as the case may be, nor is the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than (i) for payment of salary for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of the Company, and (iii) for other standard employee benefits made generally available to all employees or executives (including stock option agreements outstanding under any stock option plan approved by the Board of Directors).

(s) Equity Capitalization.

(i) Definitions:

(A) “Common Stock” means (x) the Company’s shares of common stock, $0.00001 par value per share, and (y) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

(B) “Preferred Stock” means (x) the Company’s blank check preferred stock, $0.00001 par value per share, the terms of which may be designated by the board of directors of the Company in a certificate of designations and (y) any capital stock into which such preferred stock shall have been changed or any share capital resulting from a reclassification of such preferred stock (other than a conversion of such preferred stock into Common Stock in accordance with the terms of such certificate of designations).

(C) “Common Stock Equivalents” means any capital stock or other security of the Company or any of its Subsidiaries that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any capital stock or other security of the Company (including, without limitation, Common Stock) or any of its Subsidiaries.

(ii) Authorized and Outstanding Capital Stock. As of the date hereof, EigenQ is authorized to issue 2,500,000,000 shares of Common Stock, of which 305,298,732 are issued and outstanding, and no shares of Preferred Stock.

(iii) Valid Issuance; Available Shares; Affiliates. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Schedule 3(s)(iii) sets forth the number of shares of Common Stock that are (A) reserved for issuance pursuant to Common Stock Equivalents (other than the Notes and the Warrants) and (B) that are, as of the date hereof, owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries. To the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Common Stock Equivalents (as defined below), whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(iv) Existing Securities; Obligations. Except as disclosed on Schedule 3(s)(iv): (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Business Combination Registration Statement, the Registration Rights Agreement, the registration rights agreement to be entered into in connection with the Business Combination Closing); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(v) Organizational Documents. The Company has furnished to the Buyer true, correct and complete copies of its Certificate of Incorporation and Bylaws, each as amended and as in effect on the date hereof (“Certificate of Incorporation” means, with respect to any Person, its certificate of incorporation, certificate of formation, memorandum of association, articles of association or equivalent organizational document, as amended and in effect from time to time) (“Bylaws” means, with respect to any Person, its bylaws, operating agreement, limited partnership agreement or equivalent governing document, as amended and in effect from time to time).

(t) Indebtedness and Other Contracts. Neither the Company nor any of its Subsidiaries, (i) except as disclosed on Schedule 3(t), has any outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound, (ii) is, after giving effect to the transactions contemplated hereby in breach or default of (or with the passage of time would reasonably be expected to be in breach of) any contract, agreement or instrument, under which a breach or default by the Company or any of its Subsidiaries could reasonably be expected to result in a Material Adverse Effect, (iii) has any financing statements securing obligations in any amounts filed in connection with the Company or any of its Subsidiaries; (iv) is in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (v) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. For purposes of this Agreement: (x) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (including, without limitation, “capital leases” in accordance with GAAP) (other than trade payables entered into in the Ordinary Course of Business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; and (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(u) Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the Company’s knowledge, threatened in writing against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(u). No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. The Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

(v) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for, and neither the Company nor any such Subsidiary has any reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w) Employee Relations. Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that their relations with their employees are good. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other Key Person (as defined below) of the Company or any of its Subsidiaries has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No executive officer or other Key Person of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other Key Person (as the case may be) does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Key Person” means José R. Rosas-Bustos and Dr. Jesse Van Griensven Thé.

(x) Benefit Plans.

(i) The Company has made all required contributions and has no liability to any employee benefit or compensation plan (“Benefit Plan”) subject to ERISA. There are no actions, claims, audits, lawsuits or arbitrations pending, or, to the knowledge of the Company, threatened, with respect to any Benefit Plan or the assets of any Benefit Plan. Except as set forth in Schedule 3(x)(i), each Benefit Plan has been administered in all material respects in accordance with its terms and with all applicable Legal Requirements (as defined below) (including, without limitation, the Code and ERISA). “Legal Requirement” means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(ii) Except as set forth on Schedule 3(x)(ii), the consummation of the transactions contemplated by this Agreement will not (1) entitle any employee or independent contractor of the Company or its Subsidiaries to severance pay or termination benefits, (2) accelerate the time of payment or vesting, or increase the amount of compensation due to any current or former employee or independent contractor of the Company or its Subsidiaries, (3) obligate the Company or any of its affiliates to pay or otherwise be liable for any compensation, vacation days, pension contribution or other benefits to any current or former employee, consultant, agent or independent contractor of the Company or its Subsidiaries for periods before the applicable Closing Date, (4) require assets to be set aside or other forms of security to be provided with respect to any liability under a Benefit Plan, or (5) result in any “parachute payment” (within the meaning of Section 280G of the Code) under any Benefit Plan.

(y) Assets; Title.

(i) Each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, as applicable, all of its properties and assets, free and clear of all Liens except (i) any Permitted Liens (as defined in the applicable Note), and (ii) such as have been disposed of in the Ordinary Course of Business. All tangible personal property owned by the Company and its Subsidiaries has been maintained in good operating condition and repair, except (a) for ordinary wear and tear, and (b) where such failure would not have a Material Adverse Effect. All assets leased by the Company or any of its Subsidiaries are in substantially the condition required by the terms of the lease applicable thereto during the term of such lease and upon the expiration thereof (except for (x) ordinary wear and tear, and (y) where such failure would not have a Material Adverse Effect). The Company and its Subsidiaries have good and marketable title in fee simple to all real property, if any, and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except the Permitted Liens and such Liens set forth in Schedule 3(y)(i).

(ii) Schedule 3(y)(ii) sets forth a complete list of all real property and interests in real property leased by the Company as of the date hereof involving payments to or from the Company of over $50,000.00 (the “Real Property”). The Company has good and valid leasehold interest in all Real Property and interests in Real Property shown on Schedule 3(y)(ii) to be leased by it free and clear of all Liens except the Permitted Liens or where such Liens would not have a Material Adverse Effect. Except as set forth on Schedule 3(y)(ii), there exists no default, or any event which upon notice or the passage of time, or both, would give rise to any default, in the performance of the Company or by any lessor under any such lease, nor, to the Company’s knowledge, is the landlord of any such lease in default except where any such default would not have a Material Adverse Effect.

(z) Intellectual Property.

(i) Except as set forth on Schedule 3(z)(i), the Company and its Subsidiaries own all right, title and interest in and to, or have a valid and enforceable license to use all the Intellectual Property reasonably necessary for, and/or used or proposed to be used by them in connection with, their respective businesses. To the Company’s knowledge, the Company and its Subsidiaries are in compliance with all contractual obligations relating to the protection of such of the Intellectual Property as they use pursuant to license or other agreement. The conduct of the business of the Company and its Subsidiaries, to the Company’s knowledge, as currently conducted, or as reasonably be expected to be conducted, does not, and is not reasonably expected to, conflict with or infringe any proprietary right or Intellectual Property of any third party, including, without limitation, the offer for sale, sale, use, manufacture, or importation of any of its products or services and the transmission, reproduction, use, display or modification of any content or material (including framing, and linking web site content) on a web site, bulletin board or other like medium hosted by or on behalf of the Company or any of its Subsidiaries, except for such infringements and conflicts which would not reasonably be expected to have a Material Adverse Effect. There is no claim, suit, action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary: (i) alleging any such conflict or infringement with any third party’s proprietary rights; or (ii) challenging the Company’s or any Subsidiary’s ownership or use of, or the validity or enforceability, of any Intellectual Property.

(ii) Schedule 3(z)(ii) sets forth a true, complete and current list of registered trademarks and copyrights, issued patents, applications to all of the foregoing, and other forms of Intellectual Property registration anywhere in the world that are owned by the Company or a Subsidiary (“Listed Intellectual Property”) and the owner of record, date of application or issuance and relevant jurisdiction as to each. All Listed Intellectual Property is owned by the Company or a Subsidiary, free and clear of security interests, Liens, encumbrances or claims of any nature. All Listed Intellectual Property is valid, subsisting, unexpired, in proper form and enforceable and all renewal fees and other maintenance fees that have fallen due on or prior to the Business Combination Closing Date of this Agreement have been paid. The Company and its Subsidiaries, officers, directors, and agents, do not know of any reason the Listed Intellectual Property might be invalid or unenforceable. To the Company’s knowledge, no Listed Intellectual Property is the subject of any proceeding before any governmental, registration or other authority in any jurisdiction, including any office action or other form of preliminary or final refusal of registration, except as noted on Schedule 3(z)(ii). The consummation of the transactions contemplated hereby will not alter or impair any Intellectual Property that is owned or licensed by the Company or a Subsidiary.

(iii) Schedule 3(z)(iii) sets forth a true, complete, and current list of all agreements relating to Intellectual Property to which the Company or a Subsidiary is a party, subject or bound (the “Intellectual Property Contracts”) (other than agreements involving (A) the license to the Company of standard, generally commercially available “off-the-shelf” third party products that are not and will not to any extent be part of any product, service or Intellectual Property offering of the Company and do not involve an amount exceeding $20,000 per year in license fees, (B) backup licenses from employees and contractors granted in connection with providing services to the Company, (C) licenses to Open Source Software (as defined below), (D) customary nondisclosure agreements entered into by the Company in the Ordinary Course of Business that do not include any terms (w) granting the right to use residuals, (x) assigning Intellectual Property, (y) granting express license rights, or (z) constituting a covenant not to assert rights to Intellectual Property; (E) nonexclusive feedback licenses and nonexclusive licenses to use trademarks, in each case that are incidental to the subject matter of the applicable agreement in which they are incorporated; and (F) licenses to the Company solely for the purpose of enabling the Company to provide services to the licensor). Each Intellectual Property Contract: (i) is valid and binding on the Company or a Subsidiary, as the case may be, and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and (ii) upon consummation of the transactions contemplated hereby shall continue in full force and effect without penalty or other adverse consequence. For the purposes hereof, “Open Source Software” means any open source, software, technologies or other materials that are licensed or distributed under any license arrangement or other distribution model qualifying for the “Open Source” definition promulgated by the Open Source Initiative at www.opensource.org/osd or any other public domain or “community” (or similar) materials. Company and its Subsidiaries have not authorized any third party to use or otherwise exploit any Intellectual Property owned by or licensed to the Company or any Subsidiary, except pursuant to a binding, written Intellectual Property Contract and except any implied licenses granted as the result of commercial sales of products or services incorporating such Intellectual Property.

(iv) The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, network equipment, data, data communication lines and all other computerized or information technology equipment and associated documentation used by the Company or any of its Subsidiaries in its day-to-day operations (collectively, “IT Assets”) (i) operate and perform in all material respects in accordance with their documentation and functional specifications, and (ii) have not malfunctioned or failed in a manner materially disruptive to the business of the Company or any of its Subsidiaries within the past three (3) years. To the knowledge of the Company, no Person has gained unauthorized access to the IT Assets. The Company and its Subsidiaries have implemented reasonable backup, archive, security and disaster recovery technology and processes. Company has (1) complied in all respects with its published privacy policies and internal privacy policies and guidelines, related contractual obligations with customers and end users and all Applicable Laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure and use of personally identifiable information (including personally identifiable information of employees, contractors, and third Persons who have provided information to Company, and (2) taken commercially reasonable measures to ensure that personally identifiable information is protected against loss, damage, and unauthorized access, use, modification, or other misuse. There has been no loss, damage, or unauthorized access, use, modification, or other misuse of any such information by Company or any of its founders, officers, employees, consultants or independent contractors. No third Person (including any Governmental Authority) has made any claim or commenced any action with respect to loss, damage, or unauthorized access, use, modification, or other misuse of any such personally identifiable information by Company or any of its founders, officers, employees, consultants or independent contractors or any independent contractors of Company’s Affiliates, and to Company’s knowledge there is no reasonable basis for any such claim or action.

(v) Except as set forth on Schedule 3(z)(v), no present or former employee, officer, or director of the Company or any Subsidiary, or agent or outside contractor of the Company or any Subsidiary, holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property that is owned or licensed by the Company or any Subsidiary.

(vi) To the Company’s knowledge: (i) none of the Listed Intellectual Property has been used, disclosed or appropriated to the detriment of the Company or any Subsidiary for the benefit of any Person other than the Company; and (ii) no employee, independent contractor or agent of the Company or any Subsidiary has misappropriated any trade secrets or other confidential information of any other Person in the course of the performance of his or her duties as an employee, independent contractor, or agent of the Company or any Subsidiary.

(vii) Any programs, modifications, enhancements or other inventions, improvements, discoveries, methods or works of authorship (“Works”) that were created by employees of the Company or any Subsidiary were made in the regular course of such employees’ employment or service relationships with the Company or its Subsidiary using the Company’s or the Subsidiary’s facilities and resources and, as such, constitute either Works made for hire or all rights and title to and in such Works have been fully assigned to the Company or a Subsidiary. Each such employee who has created Works or any employee who in the regular course of his employment may create Works, and all consultants, have signed an assignment or similar agreement with the Company or the Subsidiary confirming the Company’s or the Subsidiary’s exclusive ownership of, or in the alternate, transferring and assigning to the Company or the Subsidiary, all right, title and interest in and to such Works including copyright and other Intellectual Property rights therein.

(viii) For the purpose of this Agreement, “Intellectual Property” shall mean all of the following: (A) registered and unregistered trademarks and service marks, trade dress, logos, product configurations, trade names and other indications of origin, applications and registrations in any jurisdiction pertaining to the foregoing, and all goodwill associated therewith; (B) inventions, discoveries, improvements, ideas (whether or not patentable and whether or not reduced to practice), know-how, formula methodology, processes, technology, software (including password unprotected interpretive code or source code, object code, development documentation, programming tools, drawings, specifications and data), and applications and patents in any jurisdiction pertaining to the foregoing, including re-issues, continuations, divisions, continuations-in-part, renewals or extensions, utility models, certificates of invention, industrial designs, and rights to claim priority to any of the foregoing in any jurisdiction; (C) trade secrets (whether or not patentable and whether or not reduced to practice), including confidential information and the right in any jurisdiction to limit the use or disclosure thereof; (D) copyrights in writings, designs software, mask works or any other works of authorship (whether published or unpublished), including applications or registrations in any jurisdiction for the foregoing, and all moral and visual rights related thereto; (E) database rights; (F) computer software, internet websites, URLs, domain names and applications and registration rights pertaining thereto, and all Intellectual Property used in connection with or contained in all versions of the Company’s Web sites, including data and documentation, passwords, and all information reasonably necessary to access and control access to the foregoing; (G) rights under all agreements relating to the foregoing; (H) books and records and copies and tangible embodiments pertaining to the foregoing; and (I) claims or causes of action arising out of or related to past, present or future infringement or misappropriation of the foregoing and the right to sue and recover the foregoing.

(aa) Environmental Laws. (i) The Company and its Subsidiaries (A) are in compliance with any and all Environmental Laws (as defined below), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (C) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (A), (B) and (C), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(i) No Hazardous Materials. To the knowledge of the Company, no Hazardous Materials:

(A) have been disposed of or otherwise released from any Real Property of the Company or any of its Subsidiaries in violation of any Environmental Laws; or

(B) are present on, over, beneath, in or upon Real Property or any portion thereof in quantities that would constitute a violation of any Environmental Laws, and no prior use by the Company or any of its Subsidiaries of any Real Property has occurred that violates any Environmental Laws, which violation would have a Material Adverse Effect on the business of the Company or any of its Subsidiaries.

(ii) Neither the Company nor any of its Subsidiaries knows of any other Person who or entity which has stored, treated, recycled, disposed of or otherwise located on any Real Property any Hazardous Materials, including, without limitation, such substances as asbestos and polychlorinated biphenyls.

(iii) None of the Real Properties are on any federal or state “Superfund” list or Liability Information System (“CERCLIS”) list or any state environmental agency list of sites under consideration for CERCLIS, nor subject to any environmental related Liens.

(bb) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(cc) Tax Status. The Company and each of its Subsidiaries (i) has timely made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply except in each case as would not be expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction (except those contested in good faith), and the officers of the Company and its Subsidiaries know of no basis for any such claim (except those contested in good faith). The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the Code. The net operating loss carryforwards (“NOLs”) for United States federal income tax purposes of the consolidated group of which the Company is the common parent, if any, shall not be adversely affected by the transactions contemplated hereby. The transactions contemplated hereby do not constitute an “ownership change” within the meaning of Section 382 of the Code, thereby preserving the Company’s ability to utilize such NOLs.

(dd) [Intentionally Omitted].

(ee) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that would be reasonably likely to have a Material Adverse Effect.

(ff) Investment Company Status. The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(gg) U.S. Real Property Holding Corporation. Neither the Company nor any of its Subsidiaries is, or has ever been, and so long as any of the Securities are held by the Buyer, shall become, a U.S. real property holding corporation within the meaning of Section 897 of the Code, and the Company and each Subsidiary shall so certify upon the Buyer’s request.

(hh) Transfer Taxes. On each Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the issuance, sale and transfer of the Securities to be sold to the Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ii) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(jj) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its Subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its executive officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its Subsidiaries or any other business entity or enterprise with which the Company or any Subsidiary is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its Subsidiaries.

(kk) Money Laundering. The Company and its Subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, but not limited to (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ll) Books and Records. The books of account, ledgers, order books, records and documents of the Company and its Subsidiaries accurately and completely reflect all information relating to the respective businesses of the Company and its Subsidiaries, the nature, acquisition, maintenance, location and collection of each of their respective assets, and the nature of all transactions giving rise to material obligations or accounts receivable of the Company or its Subsidiaries, as the case may be, except where the failure to so reflect such information would not have a Material Adverse Effect. The minute books of the Company and its Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, boards of directors and all committees of the boards of directors, and other governing Persons of the Company and its Subsidiaries, respectively.

(mm) Acknowledgement Regarding Buyer’s Trading Activity. It is understood and acknowledged by the Company (a) (i) that the Buyer has not been asked by the Company or its Subsidiaries to agree, nor has the Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that the Buyer shall not be deemed to have any affiliation with or control over any arm’s length counter party in any “derivative” transaction; and (iii) the Buyer may rely on the Company’s obligation to timely deliver shares of Common Stock upon conversion, exercise or exchange, as applicable, of the Securities as and when required pursuant to the Transaction Documents for purposes of effecting trading in the Common Stock of the Company. The Company further understands and acknowledges that following the public disclosure of the transactions contemplated by the Transaction Documents the Buyer may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value and/or number of the Conversion Shares deliverable with respect to the Notes are being determined and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not, in and of themselves, constitute a breach of this Agreement, the Notes or any other Transaction Document or any of the documents executed in connection herewith or therewith. Notwithstanding the foregoing, the Buyer acknowledges that certain of SVAQ’s securities are registered with the Securities and Exchange Commission under the Exchange Act, and that certain of the SVAQ’s securities are publicly traded. Accordingly, the Buyer agrees that until the public announcement of the transactions contemplated by this Agreement the Buyer shall not directly or indirectly (including through any affiliate of the Buyer) purchase or sell, in any way, shape or form (including, but not limited to, pursuant to a “hedging” transaction (whether or not such transaction involves the actual exchange of securities) or “short selling”), directly or indirectly, SVAQ’s securities.

(nn) Management. Except as set forth in Schedule 3(nn) hereto, during the past five year period, to the knowledge of the Company, no current or former officer or director or current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such Person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such Person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such Person from, or otherwise limiting, the following activities:

(1) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(2) Engaging in any particular type of business practice; or

(3) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such Person to engage in any activity described in the preceding sub paragraph, or to be associated with Persons engaged in any such activity;

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi) a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

(oo) Stock Option Plans. Except as disclosed on Schedule 3(oo), each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(pp) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(qq) No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Buyer a copy of any disclosures provided thereunder.

(rr) Other Covered Persons. The Company is not aware of any Person that has been or will be paid (directly or indirectly) remuneration for solicitation of the Buyer or other potential purchasers in connection with the sale of any Regulation D Securities.

(ss) No Additional Agreements. The Company does not have any agreement or understanding with the Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(tt) Public Utility Holding Act. None of the Company nor any of its Subsidiaries is a “holding company,” or an “affiliate” of a “holding company,” as such terms are defined in the Public Utility Holding Act of 2005.

(uu) Federal Power Act. None of the Company nor any of its Subsidiaries is subject to regulation as a “public utility” under the Federal Power Act, as amended.

(vv) Cybersecurity. The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants that would reasonably be expected to have a Material Adverse Effect on the Company’s business. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data, including “Personal Data,” used in connection with their businesses. “Personal Data” means (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “personal data” as defined by the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679); (iv) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. There have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other Person or such, nor any incidents under internal review or investigations relating to the same except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ww) Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all prior times were, in compliance with all applicable state and federal data privacy and security laws and regulations, including without limitation HIPAA, and the Company and its Subsidiaries have taken commercially reasonable actions to prepare to comply with, and since May 25, 2018, have been and currently are in compliance with, the GDPR (EU 2016/679) (collectively, the “Privacy Laws”) except in each case, where such would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. To ensure compliance with the Privacy Laws, the Company and its Subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling, and analysis of Personal Data (the “Policies”). The Company and its Subsidiaries have at all times made all disclosures to users or customers required by applicable laws and regulatory rules or requirements, and none of such disclosures made or contained in any Policy have, to the Company’s knowledge, been inaccurate or in violation of any applicable laws and regulatory rules or requirements in any material respect. The Company further certifies that neither it nor any Subsidiary: (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposes any obligation or liability under any Privacy Law.

(xx) Ranking of Notes. The Notes shall constitute unsecured obligations of the Company, shall rank pari passu in right of payment with the Other Notes (as defined in the Notes), and shall be expressly subordinated in right of payment, enforcement and otherwise to the Senior Notes and the Senior Obligations pursuant to the Subordination Agreement. No Lien on any asset of the Company, PubCo or any of their respective Subsidiaries shall secure the Notes.

(yy) Disclosure. No statement made by the Company in this Agreement, any other Transaction Document or the exhibits and schedules attached hereto or in any certificate or schedule furnished or to be furnished by or on behalf of the Company to the Buyer or its representatives in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading, in each case as of the date hereof. The Due Diligence Materials previously provided by or on behalf of the Company to the Buyer (the “Due Diligence Materials”), were prepared in good faith by the Company and, to the Company’s knowledge as of the date provided, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not materially misleading, except that with respect to assumptions, projections and expressions of opinion or predictions contained in the Due Diligence Materials, the Company represents only that such assumptions, projections, expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2.

4.	COVENANTS.

(a) Best Efforts.

(i) The Buyer shall use its best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Section 6 of this Agreement. The Company and PubCo shall use their best efforts to timely satisfy each of the conditions to be satisfied by them as provided in Section 7 of this Agreement. Without limiting the foregoing, PubCo shall use its best efforts to register the shares of Common Stock underlying the Securities in the Business Combination Registration Statement and, from and after the Business Combination Closing, carry out and cause the Company to carry out all obligations applicable to the Company under this Agreement and the other Transaction Documents.

(ii) The Business Combination Registration Statement will contain such shareholder proposals necessary for the approval of the issuance of all the Securities under the rules of the Principal Market (as defined in the Notes), including without limitation Rule 5635 of the Nasdaq Listing Rules, subject to applicable Nasdaq Listing Rules. The shareholders of SVAQ and/or the Company, as applicable, shall have voted to adopt and approve such proposals prior to the consummation of the Additional Closing.

(b) Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to the Buyer promptly after such filing. The Company shall, on or before each Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Buyer at such Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyer on or promptly following such Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable foreign, federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Buyer.

(c) [Intentionally Omitted]

(d) Fees. Each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Buyer.

(e) [Intentionally Omitted]

(f) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any Governmental Entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

(g) Passive Foreign Investment Company. The Company shall conduct its business, and shall cause its Subsidiaries to conduct their respective businesses, in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the Code.

(h) Corporate Existence. So long as the Buyer beneficially owns any Notes, the Company shall not be party to any Fundamental Transaction (as defined in the Notes) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes.

(i) Books and Records. The Company will keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and its Subsidiaries in accordance with GAAP.

(j)  Additional Covenants from and after Business Combination Closing. From and after the Business Combination Closing, the following covenants shall apply:

(i) Reporting Status. Until the date on which the Buyer or any transferee or assignee thereof to which the Buyer assigns its rights as a holder of Securities under this Agreement (each an “Investor”, and collectively, the “Investors”) shall have sold all of the Conversion Shares (the “Reporting Period”), the Company shall timely file all reports (after giving effect to any extensions permitted by such report, as applicable) required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall use its reasonable best efforts to maintain its eligibility to register the Conversion Shares for resale by the Investors on Form S-3 once Form S-3 is available to the Company for such use.

(ii) Financial Information. The Company agrees to send the following to each Investor during the Reporting Period (i) unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any interim reports or any consolidated balance sheets, income statements, stockholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act and (ii) unless the following are filed with the SEC through EDGAR, copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders. For the avoidance of doubt, this Section 4(j)(ii) shall not require the Company to separately provide to any Investor materials that are filed with the SEC and made available to the public through EDGAR.

(iii) Listing. The Company shall promptly secure the listing or designation for quotation (as the case may be) of all of the Underlying Securities (as defined below) upon each national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) (subject to official notice of issuance) and shall maintain such listing or designation for quotation (as the case may be) of all Underlying Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system; provided, that if the Business Combination Closing occurred by virtue of an underwritten public offering, the Company shall be required to secure the listing of the Common Stock and the Conversion Shares on either The New York Stock Exchange, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market (each, an “Eligible Market”). From and after such listing of the Common Stock on an Eligible Market, neither the Company nor any of its Subsidiaries shall take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(j)(iii). “Underlying Securities” means the (i) the Conversion Shares, (ii) the Warrant Shares and (iii) any capital stock of the Company issued or issuable with respect to the Notes, the Conversion Shares, the Warrant Shares, or the Warrants, respectively, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Common Stock are converted or exchanged and shares of capital stock of a Successor Entity (as defined in the Warrants) into which the shares of Common Stock are converted or exchanged, in each case, without regard to any limitations on conversion of the Notes or exercise of the Warrants, respectively.

(iv) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the Securities may be pledged by the Buyer in connection with a bona fide margin agreement or other loan or financing arrangement with the Buyer’s broker-dealer that is secured by the Securities. The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Buyer effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document, including, without limitation, Section 2(e) hereof; provided that the Buyer and its pledgee shall be required to comply with the provisions of Section 2(e) hereof in order to effect a sale, transfer or assignment of Securities to such pledgee; provided further, that no transfer shall be permitted to exist except in compliance with the terms of this Agreement and each of the other Transaction Documents. The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by the Buyer.

(v) Reservation of Shares. Following the Business Combination Closing, so long as any of the Notes or Warrants remain outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than the sum of (i) 200% of the maximum number of Conversion Shares issuable upon conversion of the Notes (assuming for purposes hereof that (x) the Notes are convertible at the lower of $5.00 and the Conversion Price (as defined in the Notes) then in effect, (y) interest on the Notes shall accrue through the stated maturity date of the applicable Notes and will be converted in shares of Common Stock at the Conversion Price then in effect and (z) any such conversion shall not take into account any limitations on the conversion of the Notes set forth in the Notes), and (ii) 200% of the maximum number of Warrant Shares issuable upon exercise of the Warrants at the lower of $5.00 and the Exercise Price (as defined in the Warrants) then in effect (without regard to any limitations on the exercise of the Warrants set forth therein) (collectively, the “Required Reserve Amount”); provided that at no time shall the number of shares of Common Stock reserved pursuant to this Section 4(j)(v) be reduced other than proportionally in connection with any conversion, exercise and/or redemption, as applicable of Notes and Warrants. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet the Required Reserve Amount, the Company will, as soon as practicable, take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company’s obligations pursuant to the Transaction Documents, in the case of an insufficient number of authorized shares, obtain stockholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Required Reserve Amount.

(vi) Regulation M. The Company will not take any action prohibited by Regulation M under the 1934 Act, in connection with the distribution of the Securities contemplated hereby.

(vii) General Solicitation. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act) or any Person acting on behalf of the Company or such affiliate will solicit any offer to buy or offer or sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D, including: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio; and (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

(viii) Integration. None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any Person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act with the issuance of Securities contemplated hereby.

(ix) Notice of Disqualification Events. The Company will notify the Buyer in writing, prior to such applicable Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(x) Conversion and Exercise Procedures. Each of the form of Exercise Notice (as defined in the Warrants) included in the Warrants and the form of Conversion Notice (as defined in the Notes) included in the Notes set forth the totality of the procedures required of the Buyer in order to exercise the Warrants or convert the Notes. No additional legal opinion, other information or instructions shall be required of the Buyer to exercise their Warrants or convert their Notes. The Company shall honor exercises of the Warrants and conversions of the Notes and shall deliver the Conversion Shares and Warrant Shares in accordance with the terms, conditions and time periods set forth in the Notes and Warrants.

(k) Nasdaq Compliance; Dilutive Issuances. For so long as any Notes or Warrants remain outstanding, the Company shall not, in any manner, enter into or effect any Dilutive Issuance (as defined in the Warrants), or otherwise issue or agree to issue any shares of Common Stock, Convertible Securities (as defined in the Warrants) or Options, if the effect of such Dilutive Issuance or other issuance is to cause the Company to breach its obligations under the rules or regulations of the Principal Market, including without limitation Rule 5635 of the Nasdaq Listing Rules (or any successor or substantially similar rule of the Principal Market). None of the Company, any of its affiliates (as defined in Rule 501(b) under the 1933 Act), or any Person acting on behalf of the Company or such affiliate will sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the 1933 Act) which will be integrated with the sale of the Securities in a manner which would require the registration of the Securities under the 1933 Act or require stockholder approval under the rules and regulations of the Principal Market, and the Company will take all action that is appropriate or necessary to assure that its offerings of other securities will not be integrated for purposes of the 1933 Act or the rules and regulations of the Principal Market with the issuance of Securities contemplated hereby.

(l) Anchor Financing; Subordination; Action Limitations. The Buyer acknowledges the senior secured financing pursuant to that certain Securities Purchase Agreement, dated as of September 17, 2026, by and among the Company, SVAQ and the investors party thereto (as amended from time to time in accordance with its terms, the “Anchor Purchase Agreement”; the notes issued thereunder, the “Senior Notes”; and the “Required Holder” thereunder, the “Senior Required Holder”). The Notes are unsecured and subordinate in all respects to the Senior Notes and the obligations arising under the Anchor Purchase Agreement and related transaction documents pursuant to the Subordination Agreement. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, for so long as any Senior Note remains outstanding, the Buyer shall not declare, accelerate or enforce any Event of Default, require or demand any redemption or payment by reason of an Event of Default, commence any action or proceeding to collect or enforce the Notes, exercise any consent, waiver or remedy that would be inconsistent with the actions taken by the Senior Required Holder, or otherwise take any affirmative enforcement action with respect to the Notes unless and until the Senior Required Holder has taken a substantially similar action with respect to the Senior Notes, and then only to substantially the same extent and subject in all respects to the Subordination Agreement (the “Action Limitations”). Notwithstanding the foregoing, the Buyer may at any time exercise conversion rights expressly granted under the Notes without the consent of the Senior Required Holder, and the registration rights granted under the Registration Rights Agreement shall not be subject to the foregoing action limitation except to the extent a claim for payment thereunder constitutes subordinated indebtedness under the Subordination Agreement.

(m) [Intentionally Omitted].

(n) [Intentionally Omitted]

(o) Trust Account Waiver. The Buyer understands that SVAQ has established a trust account (the “Trust Account”), initially in an amount of $215,000,000, for the benefit of SVAQ’s public shareholders and that SVAQ may disburse monies from the Trust Account only as set forth in SVAQ’s prospectus, dated December 22, 2025 (the “Prospectus”). The Buyer hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, this Agreement or otherwise, and will not seek recourse against the Trust Account or any distributions therefrom for any reason, including any breach by SVAQ or SVAQ’s representatives of this Agreement. This section shall survive the termination of this Agreement for any reason.

5.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Notes and the Warrants in which the Company shall record the name and address of the Person in whose name the Notes and the Warrants have been issued (including the name and address of each transferee), the principal amount of the Notes held by such Person, the number of Conversion Shares issuable pursuant to the terms of the Notes and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of the Buyer or its legal representatives.

(b) Transfer Agent Instructions. On or prior to the Business Combination Closing, PubCo shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent (as applicable, the “Transfer Agent”) in a form acceptable to the Buyer (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of the Buyer or its nominee(s), for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by the Buyer to the Company, as applicable, upon conversion of the Notes or the exercise of the Warrants (as the case may be) in accordance with the terms of the Transaction Documents. The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b), and stop transfer instructions to give effect to Section 2(e) hereof, will be given by the Company to its transfer agent with respect to the Securities, and that the Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Transaction Documents; provided that the Company shall not be prohibited from delivering to its transfer agent such other documentation as the transfer agent reasonably requests. If the Buyer effects a sale, assignment or transfer of the Securities in accordance with Section 2(e), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Buyer to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves Conversion Shares or Warrant Shares sold, assigned or transferred pursuant to the Business Combination Registration Statement, an effective registration statement under the Registration Rights Agreement, any other effective registration statement or in compliance with Rule 144, the Transfer Agent shall issue such shares to the Buyer, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 5(c) below (provided, that if the securities are unable to be registered pursuant to the Business Combination Registration Statement, restrictive legends shall be included prior to such securities being registered pursuant to the Registration Rights Agreement or otherwise). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5(b), that the Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. PubCo shall cause counsel to issue the legal opinion referred to in the Irrevocable Transfer Agent Instructions to PubCo’s Transfer Agent upon the Business Combination Closing and, if applicable, any registration statement required by the Registration Rights Agreement; provided that the effectiveness of any registration statement under the Registration Rights Agreement shall not be a condition to the issuance or removal of legends for any Securities that are registered pursuant to the Business Combination Registration Statement or otherwise eligible to be issued or transferred without restrictive legend pursuant to this Agreement, the other Transaction Documents or applicable law. Any fees (with respect to the Transfer Agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the Securities shall be borne by the Company.

(c) Legends. The Buyer understands that, prior to the Securities being included on an effective registration statement (including, but not limited to, the Business Combination Registration Statement), the Securities have not been registered under the 1933 Act or applicable state securities laws and may bear a restrictive legend to that effect.

(d) FAST Compliance. While any Warrants or Notes remain outstanding, the Company shall maintain a transfer agent that participates in the DTC Fast Automated Securities Transfer Program.

6.	CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

(a) The obligation of the Company hereunder to issue and sell the Initial Notes and Initial; Warrants to the Buyer at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i) The Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Buyer shall have delivered an investor questionnaire in the form attached hereto as Exhibit E.

(iii) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that are qualified as to materiality or Material Adverse Effect which shall be true and correct in all respects and except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Initial Closing Date.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b) The obligation of the Company hereunder to issue and sell the Additional Notes and Warrants to the Buyer at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Buyer with prior written notice thereof:

(i) The Buyer shall have executed each of the other Transaction Documents to which it is a party and delivered the same to the Company.

(ii) The Buyer shall have delivered to the Company the Additional Purchase Price for the Additional Notes being purchased by the Buyer at the Additional Closing by wire transfer of immediately available funds in accordance with the Additional Flow of Funds Letter.

(iii) The representations and warranties of the Buyer shall be true and correct in all material respects as of the date when made and as of the Additional Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Additional Closing Date.

(iv) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.	CONDITIONS TO THE BUYER’S OBLIGATION TO PURCHASE.

(a) The obligation of the Buyer hereunder to purchase its Initial Note and the Initial Warrants at the Initial Closing is subject to the satisfaction, at or before the Initial Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party and the Company shall have duly executed and delivered to the Buyer Initial Notes in the original principal amount of $2,413,333.33 and the Initial Warrants, in each case as being purchased by the Buyer at the Initial Closing pursuant to this Agreement.

(ii) The Company shall have delivered to the Buyer a certificate evidencing the good standing of the Company in its jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within thirty (30) days of the Initial Closing Date.

(iii) The Company shall have delivered to the Buyer a certificate, in the form acceptable to the Buyer, executed by the Secretary of the Company and each Subsidiary and dated as of the Initial Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by the Board of Directors in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation of the Company and (iii) the Bylaws of the Company, each as in effect at the Initial Closing.

(iv) Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Initial Closing Date as though originally made at that time (except for representations and warranties that are qualified as to materiality or Material Adverse Effect which shall be true and correct in all respects and except for such representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Initial Closing Date. The Buyer shall have received a certificate, duly executed by the Chief Executive Officer of the Company, dated as of the Initial Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form acceptable to the Buyer.

(v) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities.

No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(b) The obligation of the Buyer hereunder to purchase its Additional Notes and Additional Warrants at the Additional Closing is subject to the satisfaction, at or before the Additional Closing Date, of each of the following conditions, provided that these conditions are for the Buyer’s sole benefit and may be waived by the Buyer at any time in its sole discretion by providing the Company and PubCo with prior written notice thereof:

(i) The Company, PubCo and each Subsidiary (as the case may be) shall have duly executed and delivered to the Buyer each of the Transaction Documents to which it is a party, the Company shall have duly executed and delivered to the Buyer (A) Additional Notes in such original principal amount as set forth in the Additional Closing Notice and (B) Warrants to initially acquire Warrant Shares representing the quotient received by dividing the original principal amount of the Additional Notes divided by $12.00, in each case, as being purchased by the Buyer at the Additional Closing pursuant to this Agreement.

(ii) PubCo shall have delivered to the Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to the Buyer, which instructions shall have been delivered to and acknowledged in writing to the Transfer Agent.

(iii) The BC Parties shall have delivered to the Buyer a certificate evidencing the formation and good standing of each BC Party in each such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction of formation as of a date within thirty (30) days of the Additional Closing Date.

(iv) Each BC Party shall have delivered to the Buyer a certified copy of its Certificate of Incorporation (or equivalent organizational document) as certified by the Delaware Secretary of State or other applicable office within thirty (30) days of the Additional Closing Date.

(v) Each BC Party shall have delivered to the Buyer a certificate, in the form acceptable to the Buyer, executed by the Secretary of such BC Party, and dated as of the Additional Closing Date, as to (i) the resolutions consistent with Section 3(b) as adopted by such BC Party’s board of directors in a form reasonably acceptable to the Buyer, (ii) the Certificate of Incorporation of each BC Party and (iii) the Bylaws of each BC Party each as in effect at the Additional Closing.

(vi) Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of such Additional Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date), and PubCo and the Company, as applicable, shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by PubCo and the Company, as applicable, at or prior to the Additional Closing Date. The Buyer shall have received a certificate, duly executed by the Chief Executive Officer or other authorized officer of the Company and PubCo, as applicable, dated as of the Additional Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Buyer in the form acceptable to the Buyer. Any updated Disclosure Schedule delivered by the Company at or prior to the applicable Closing shall be for informational purposes only and shall not be deemed to amend or supplement the Disclosure Schedule, to cure any breach or inaccuracy of any representation or warranty or to otherwise affect the satisfaction of any condition set forth in this Section 7, in each case, unless expressly accepted in writing by the Buyer in its sole discretion.

(vii) The Company shall have obtained all governmental, regulatory or third party consents and approvals necessary for the sale of the Securities.

(viii) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or Governmental Entity of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or the Business Combination Agreement.

(ix) The Buyer shall have received a letter on the letterhead of the Company, duly executed by the Chief Executive Officer of the Company, setting forth the wire amounts of the Buyer and the wire transfer instructions of the Company with respect to such Additional Closing (the “Additional Flow of Funds Letter”).

(x) The Business Combination Agreement shall not have been terminated.

(xi) No Event of Default (as defined in the Notes) (nor any event that, with the passage of time or the giving of notice, or both, would constitute an Event of Default) under any Note or any other Transaction Document shall have occurred or would result from the consummation of the Additional Closing or the Business Combination, and the Company shall have paid in full, when due, all interest and other amounts due and payable under the Notes and the other Transaction Documents through the Additional Closing Date.

8.	TERMINATION.

In the event that the Initial Closing shall not have occurred within twenty (20) Business Days of the date hereof, then the Buyer shall have the right to terminate its obligations under this Agreement with respect to itself at any time on or after the close of business on such date without liability of the Buyer to any other party; provided, however, (i) the right to terminate this Agreement under this Section 8 shall not be available to the Buyer if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of the Buyer’s breach of this Agreement and (ii) the abandonment of the sale and purchase of the Notes and the Warrants shall be applicable only to the Buyer providing such written notice. In addition, the Buyer may terminate this Agreement with respect to its obligation to purchase Notes and Warrants at the Additional Closing if the Additional Closing has not occurred on or prior to the Maturity Date (as defined in the Private Company Note), as the same may be extended in accordance with the terms thereof. For the avoidance of doubt, all of the Company’s obligations under this Agreement and the other Transaction Documents with respect to the Notes issued at the Initial Closing shall survive any such termination by the Buyer of its obligation to purchase Notes and Warrants at the Additional Closing pursuant to the preceding sentence. Nothing contained in this Section 8 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

9.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each of the Buyer and the Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or under any of the other Transaction Documents or with any transaction contemplated hereby or thereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Buyer from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Buyer or to enforce a judgment or other court ruling in favor of the Buyer (subject, however, to the Action Limitations and the Subordination Agreement). EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR UNDER ANY OTHER TRANSACTION DOCUMENT OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability; Maximum Payment Amounts. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s). Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document (and without implication that the following is required or applicable), it is the intention of the parties that in no event shall amounts and value paid by the Company and/or any of its Subsidiaries (as the case may be), or payable to or received by any of the Buyer, under the Transaction Documents (including without limitation, any amounts that would be characterized as “interest” under applicable law) exceed amounts permitted under any applicable law. Accordingly, if any obligation to pay, payment made to the Buyer, or collection by the Buyer pursuant to the Transaction Documents is finally judicially determined to be contrary to any such applicable law, such obligation to pay, payment or collection shall be deemed to have been made by mutual mistake of the Buyer, the Company and its Subsidiaries and such amount shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by the applicable law. Such adjustment shall be effected, to the extent necessary, by reducing or refunding, at the option of the Buyer, the amount of interest or any other amounts which would constitute unlawful amounts required to be paid or actually paid to the Buyer under the Transaction Documents. For greater certainty, to the extent that any interest, charges, fees, expenses or other amounts required to be paid to or received by the Buyer under any of the Transaction Documents or related thereto are held to be within the meaning of “interest” or another applicable term to otherwise be violative of applicable law, such amounts shall be pro-rated over the period of time to which they relate.

(e) Entire Agreement; Amendments. This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Buyer, any BC Party, any of their affiliates and Persons acting on their behalf, including, without limitation, any transactions by the Buyer with respect to Common Stock or the Securities, and the other matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) have any effect on any agreements the Buyer has entered into with, or any instruments the Buyer has received from, any BC Party prior to the date hereof with respect to any prior investment made by the Buyer in any BC Party. For the avoidance of doubt, upon the consummation of the Initial Closing, the Framework Agreement shall be immediately and automatically cancelled and none of EigenQ or the Buyer shall have any obligations thereunder. Except as specifically set forth herein or therein, neither any BC Party nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement or any other Transaction Document may be amended other than by an instrument in writing signed by the BC Parties and the Buyer, and any amendment to any provision of this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on the Buyer and holders of Securities, as applicable. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. Any exercise by the Buyer of any amendment, waiver, consent or other right shall be subject to the Action Limitations and the Subordination Agreement for so long as any Senior Note remains outstanding. Notwithstanding the foregoing, this Agreement and each other Transaction Document shall be deemed amended, waived or otherwise modified, without any action or consent of the Buyer or any other holder of Securities, to the extent provided in Section 12(b) of the Subordination Agreement, and the Buyer shall execute and deliver any instrument required pursuant to Section 12(b) of the Subordination Agreement. As a material inducement for the Buyer to enter into this Agreement, each BC Party expressly acknowledges and agrees that (x) no due diligence or other investigation or inquiry conducted by the Buyer, any of its advisors or any of its representatives shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, such BC Party’s representations and warranties contained in this Agreement or any other Transaction Document and (y) unless a provision of this Agreement or any other Transaction Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect the Buyer’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, such BC Party’s representations and warranties contained in this Agreement or any other Transaction Document.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that such sent email is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s email server that such e-mail could not be delivered to such recipient); or (iii) one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The mailing addresses and e-mail addresses for such communications shall be:

If to the Company, or PubCo following the Business Combination Closing:

EigenQ, Inc.

701 Brazos Street, Suite 1600
Austin, Texas 78701
Attention: Dr. José R. Rosas-Bustos; Dr. Jesse Van Griensven
Email: jose@eigenq.com; jesse@eigenq.com

With a copy (for informational purposes only) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn: Meredith Laitner, Esq.; David Landau, Esq.; Steven Mermelstein, Esq.
Telephone No.: (212) 370-1300
Email: mlaitner@egsllp.com; dlandau@egsllp.com; smermelstein@egsllp.com

If to PubCo before the Business Combination Closing:

Silicon Valley Acquisition Corp.
228 Hamilton Avenue, 3rd Floor
Palo Alto, CA 94301
Attention: Daniel Nash
Email: dnash@svacquisitioncorp.com

With a copy (for informational purposes only) to:

Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attention: Adam Namoury; Tricia Branker
E-mail:  adam.namoury@gtlaw.com; brankert@gtlaw.com

If to the Buyer:

[●]
[●]
[●]
Attention: [●], Administrator; [●], Organizer
Email: [●]; [●]

or to such other mailing address and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date and recipient’s e-mail or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of any of the Notes. No BC Party shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holder, including, without limitation, by way of a Fundamental Transaction (as defined in the Warrants) (unless the applicable Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants) or a Fundamental Transaction (as defined in the Notes) (unless the applicable Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Notes) . The Buyer may assign some or all of its rights hereunder in connection with any transfer of any of its Securities without the consent of the Company, in which event such assignee shall be deemed to be the Buyer hereunder with respect to such assigned rights.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 9(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive each Closing. The Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby. Without limiting the foregoing, from and after the Business Combination Closing, PubCo shall cause the Company to, take all actions and execute and deliver all documents necessary or advisable to give full effect to the rights, preferences, privileges, remedies and expected economic benefits afforded to the Buyer under the Transaction Documents and the Business Combination, including the issuance, exchange, conversion, exercise, registration, listing and transfer of the Securities and the execution of the Registration Rights Agreement.

(k) Indemnification. In consideration of the Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of each BC Party’s other obligations under the Transaction Documents, each BC Party, severally, shall defend, protect, indemnify and hold harmless the Buyer and each holder of any Securities and all of their stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by any BC Party in any of the Transaction Documents, (ii) any breach of any covenant, agreement or obligation of any BC Party contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of any BC Party) or which otherwise involves such Indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (C) the status of the Buyer or holder of the Securities either as an investor in any BC Party pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief). The Company will not be liable to the Buyer under this Agreement (y) for any settlement by the Buyer effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is primarily attributable to the Buyer’s breach of any of the representations, warranties, covenants or agreements made by the Buyer in this Agreement or in the other Transaction Documents. To the extent that the foregoing undertaking by a BC Party may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, shares of Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for any stock splits, stock dividends, stock combinations, recapitalizations or other similar transactions that occur with respect to the Common Stock after the date of this Agreement. Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt, nothing contained herein shall constitute a representation or warranty against, or a prohibition of, any actions with respect to the borrowing of, arrangement to borrow, identification of the availability of, and/or securing of, securities of the Company in order for the Buyer (or its broker or other financial representative) to effect short sales or similar transactions in the future.

(m) Remedies. Subject at all times to the Action Limitations and the Subordination Agreement, the Buyer and in the event of assignment the Buyer of its rights and obligations hereunder, each holder of Securities, shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law (subject to the consent of the Required Holder as set forth in the Notes and the PubCo Notes). Furthermore, each BC Party recognizes that in the event that it or any BC Party fails to perform, observe, or discharge any or all of its or such BC Party’s (as the case may be) obligations under the Transaction Documents, any remedy at law would be inadequate relief to the Buyers. Each BC Party therefore agrees that the Buyers shall be entitled to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The remedies provided in this Agreement and the other Transaction Documents shall be cumulative and in addition to all other remedies available under this Agreement and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief).

(n) Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Buyer exercises a right, election, demand or option under a Transaction Document and any BC Party does not timely perform its related obligations within the periods therein provided, then the Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to such applicable BC Party, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside; Currency. To the extent that a BC Party makes a payment or payments to the Buyer hereunder or pursuant to any of the other Transaction Documents or the Buyer enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to such BC Party, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

(p) Judgment Currency.

(i) If for the purpose of obtaining or enforcing judgment against any BC Party in connection with this Agreement or any other Transaction Document in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9(p) referred to as the “Judgment Currency”) an amount due in US Dollars under this Agreement, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

(1) the date of actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(2) the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9(p)(i)(2) being hereinafter referred to as the “Judgment Conversion Date”).

(ii) If in the case of any proceeding in the court of any jurisdiction referred to in Section 9(p)(i)(2) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii) Any amount due from any BC Party under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Transaction Document.

(q) [Intentionally Omitted].

[signature pages follow]

IN WITNESS WHEREOF, the Company, PubCo and the Buyer have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

EIGENQ, INC.

By:
Name:
Title:

PUBCO AND SUCCESSOR PUBLIC COMPANY:

SILICON VALLEY ACQUISITION CORP.

By:
Name:
Title:

IN WITNESS WHEREOF, the Company, PubCo and the Buyer have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

BUYER:
[●]

By:	[●], ADMINISTRATOR

By:
Name:	[●]
Title:	General Manager of the Administrator

By: THE ORGANIZER OF THE SPV,
[●]

By:
Name:	[●]
Title:	Managing Member